Consent of Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated February 4, 1999 with respect to the consolidated financial statements of IDS Life Insurance Company in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-79311) for the registration of the American Express Retirement Advisor Variable Annuity Contracts to be offered by IDS Life Insurance Company.





/s/ Ernst & Young LLP
Ernst & Young LLP
Minneapolis, Minnesota
August 10, 1999